ARTICLES OF INCORPORATION OF TITAN HOLDINGS, INC.

The undersigned incorporator, desiring to form a corporation (herein referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, as amended (herein referred to as the "Law"), executes the following Articles Of Incorporation:

ARTICLE I

CORPORATE NAME

1.01. Corporate Name. The name of the Corporation is Titan Holdings, Inc.

ARTICLE II

PURPOSE AND POWERS

2.01. Purpose. The purpose for which the Corporation is formed is to engage in any lawful business.

2.02. Powers. The Corporation has the same powers as an individual to do all things necessary or convenient to carry out its purpose in any state, territory, district, or possession of the United States, or in any foreign country, and the general rights, privileges, and powers granted to Corporations by the Law and the common law.

ARTICLE III

REGISTERED OFFICE AND REGISTERED AGENT

3.01. Registered Office. The street address of the Corporation's initial registered office in Indiana is 6461 N 100 East, Ossian, IN 46777.

3.02. Registered Agent. The name of the Corporation's registered agent in Indiana at its registered office is Brian K. Kistler.

ARTICLE IV

NUMBER OF SHARES

4.01. Number of Shares. The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares.

ARTICLE V

TERMS OF SHARES

5.01. Voting Rights. All shares of the Corporation shall be of one class called common shares; and that class of shares shall have unlimited voting rights, with each share having one vote.

5.02. Distribution Upon Dissolution. The common shares of the Corporation, being the sole class of the Corporation's shares, are entitled to receive the net assets of the Corporation upon dissolution.

5.03. No Par. All shares shall be without par value.

5.04. Preemptive Rights. Shareholders shall have no preemptive rights to subscribe to, or purchase, any shares or other securities of the Corporation,

ARTICLE VI

AMENDMENTS OF ARTICLES

6.01. Amendments Of Articles. The Corporation reserves the right to amend, alter, or repeal any provision contained in these Articles Of Incorporation, or any amendment to them, in any manner now or hereafter prescribed by the Law, or any other applicable statute of the State of Indiana. All rights conferred upon shareholders by these Articles Of Incorporation, or any amendment to them, are granted subject to this reservation.

ARTICLE VII

INCORPORATOR

7.01. Incorporator. The name and address of the incorporator of the Corporation is Nicole R. Grose, Dale & Huffman, 1127 N, Main St., P.O. Box 277, Bluffton, IN 46714.

IN WITNESS WHEREOF, the undersigned incorporator executes these Articles Of Incorporation this 11th day of August, 2005, and affirms under the penalties for perjury that the statements contained herein are true.

[SIGNATURE TO COME]
"Incorporator"

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This instrument was prepared by Nicole R. Grose, Attorney ID # 21652-64, Dale & Huffman, 1127 N. Main St., P.O. Box 277, Bluffton, IN 46714.